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Schroders

Schroder Investment Management North America Limited

Code of Ethics

Nov 2017

Contents

1	Code	of Ethics 3
	1.1	Scope and Purpose 3
	1.2	Access Persons 3
	1.3	Ethics 3
	1.4	Statement of Policies 5

1.1

Scope and Purpose

This Code of Ethics applies to:

All officers, directors and employees of Schroder Investment Management North America Limited (“SIMNA Ltd”), and all persons who are Access Persons (as defined below) of SIMNA Ltd or its branches (together, “supervised persons)".

Set forth below is the Code of Ethics as required by US regulation.

The objective of the Code of Ethics is to ensure that all business dealings and securities transactions undertaken by Access Persons, whether for clients or for personal purposes, are subject to the highest ethical standards. The Code of Ethics refers to the relevant Group Policies, as summarised below, which set the standards which must be followed by all supervised persons, as well as additional requirements for SIMNA Ltd’s Access Persons.

1.2

Access Persons

Employees of SIMNA Ltd are ‘Access Persons’ if they meet the following criteria:

Access Person: means any director or officer of SIMNA Ltd, and any employee who is an Advisory Person (see below) or any employee who has access to nonpublic information regarding any clients’ purchase or sale of securities or nonpublic information regarding the portfolio holdings of any US advisory client.

Advisory Person is any employee of SIMNA Ltd or its affiliates who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of an investment on behalf of any US advisory client managed by SIMNA Ltd, information regarding securities under consideration for purchase or sale on behalf of such clients, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

1.3

Ethics

Ethics may be defined as a set of values that guide individual behaviour. Commonly agreed-upon ethical values include accountability, fairness, honesty, loyalty, reliability and trustworthiness.

Rules and regulation set out standards that must be followed; however rules can’t encompass every possible situation that may occur in day-to-day business. Ethical behaviour involves not only complying with the letter of the law but also complying with the spirit of the law.

Ultimately ethical behaviour begins and ends with the individual, and codes of conduct, ethical training and the various ethical tools used by the firm to strive to improve ethical behaviour at the individual level.

Ethical behaviour is strongly influenced by the corporate culture.

A company that values and rewards ethical behaviour is less likely to encounter violations of ethical conduct. Ethical behaviour also reduces exposure to potential liabilities and sanctions for breach of regulatory rules and regulations.

The code of ethics is based upon ethical principles of trust, integrity, justice, fairness and honesty.

Supervised persons must:

•

Use proper care and exercise professional judgement

•

Conduct themselves with trustworthiness and integrity and act in an honest and fair manner.

•

Encourage others to conduct themselves in a professional manner

•

Act in accordance with the relevant rules and regulations

•

Report any violations of this Code of Ethics promptly to the SIMNA Ltd CCO

•

Hold clients’ information in the strictest confidence.

•

Acknowledge in writing receipt of the Code and any amendments thereto

The FCA set principles that firms and FCA approved persons must follow:

Firm:

•

A firm must conduct its business with integrity.

•

A firm must conduct its business with due skill, care and diligence.

•

A firm must take reasonable care to organise and control its affairs responsibly and effectively, with adequate risk management systems.

•

A firm must maintain adequate financial resources.

•

A firm must observe proper standards of market conduct.

•

A firm must pay due regard to the interests of its customers and treat them fairly.

•

A firm must pay due regard to the information needs of its clients, and communicate information to them in a way which is clear, fair and not misleading.

•

A firm must manage conflicts of interest fairly, both between itself and its customers and between a customer and another client.

•

A firm must take reasonable care to ensure the suitability of its advice and discretionary decisions for any customer who is entitled to rely upon its judgment.

•

A firm must arrange adequate protection for clients' assets when it is responsible for them.

•

A firm must deal with its regulators in an open and cooperative way, and must disclose to the appropriate regulator appropriately anything relating to the firm of which that regulator would reasonably expect notice.

Approved persons:

•

An approved person must act with integrity in carrying out his accountable functions.

•

An approved person must act with due skill, care and diligence in carrying out his accountable functions.

•

An approved person must observe proper standards of market conduct in carrying out his accountable functions.

•

An approved person must deal with the FCA, the PRA and other regulators in an open and cooperative way and must disclose appropriately any information of which the FCA or the PRA would reasonably expect notice.

•

An approved person performing an accountable higher management function must take reasonable steps to ensure that the business of the firm for which they are responsible in their accountable function is organised so that it can be controlled effectively.

•

An approved person performing an accountable higher management function must exercise due skill, care and diligence in managing the business of the firm for which they are  responsible in their accountable function.

•

An approved person performing an accountable higher management function must take reasonable steps to ensure that the business of the firm for which they are responsible in their accountable function complies with the relevant requirements and standards of the regulatory system.

1.4

Statement of Policies

It is SIMNA Ltd’s policy to encourage an environment where all employees are sensitive to the obligations of the firm and all clients are treated with the utmost consideration for what is in their best interests. All communications with clients must be accurate and made in a timely manner. All material information must be fully and clearly disclosed.

Schroders implements its Code of Ethics through its Group Policies; the most relevant ones being:

Conflicts of Interest

The Conflicts of Interests policy gives guidance on the identification, prevention and management of conflicts of interest that arise or might arise in the course of carrying out our business, and which might entail a material risk of damage to the interests of one or more of our clients and/or the reputation of Schroders. These conflicts may arise in situations where client relationships may tempt preferential treatment, e.g., where account size or fee structure would make it more beneficial for the adviser to allocate certain trades to a client.

Gifts and Entertainmant

The Group Gifts and Entertainment Policy prohibits employees from giving or receiving gifts and entertainment that are excessive in nature. We take steps to reasonably ensure that we do not offer, give, solicit or accept any gift if it is likely to conflict to a material extent with any duty we owe to our clients or any duty which such recipient firm owes to its customers.

Personal Account Dealing

The Group Personal Account Dealing Policy sets out Schroders’ principles governing personal account dealing in financial instruments, including Schroders plc shares. It reinforces the Group’s high standards of integrity, and provides a framework for Staff to comply with regulations on prevention of market abuse and avoid or manage relevant conflicts of interest. The policy also provides guidance and procedures for Access staff to follow regarding their quarterly and annual transaction and position reporting.

The Group Personal Account Dealing Policy sets out further requirements for SIMNA Ltd’s Access Persons, including a list of permissible investments and the pre-approval of the purchase  a security in an initial public offering or in a limited offering.

External Appointments and Directorships

The Group External Appointments and Directorships Policy seeks to ensure that if employees of the Schroders Group are asked to join the board of, or take up a similar role with, an external organisation, then there is no risk to Schroders or its clients in the employee undertaking an external role and that the employee remains fully able to discharge their responsibilities to Schroders without any conflicts of interest.

Market Abuse

The Group Market Abuse Policy sets out Schroders position in relation to Market Abuse; the inappropriate use or disclosure of Inside Information, or the manipulation or distortion of the market. It underlines the Group’s lack of tolerance of any form of Market Abuse and sets out the standards expected and the relevant controls.

Whistleblowing

Whistleblowing is the disclosure of information which relates to suspected wrongdoing, impropriety, unethical behaviour or dangers at work. The key principles of this policy are:

•

To encourage staff to report suspected wrongdoing, impropriety or unethical behaviour as soon as possible, in the knowledge that their concerns will be taken seriously and investigated as appropriate, and that their confidentiality will be respected.

•

To provide staff with guidance as to how to raise those concerns.

•

To reassure staff that they are able to raise genuine concerns in good faith without fear of reprisals or detrimental treatment, even if they turn out to be mistaken.

•

To provide staff the opportunity to report concerns anonymously.

•

To provide a mechanism through which Schroders can investigate relevant disclosures made by external parties.

Should an employee become aware of any conduct which the employee believes may constitute a violation of this Code, the law, or any SIMNA Ltd policy, such employee must promptly report such conduct to the UK Head of Compliance or the Chief Compliance Officer or their designee. All information about potential or suspected violations reported to the UK Head of Compliance or the Chief Compliance Officer will be investigated and the identity of the reporting person will be kept confidential.

Political contributions (Compliance manual)

The SEC has determined that political contributions made by advisers to candidates or officials of US State and US local governments can undermine the fairness of the selection process for investment management services by those US State and US local governments. As part of its effort to avoid the appearance of unfairness, the SEC promulgated rules that prohibit an adviser from providing investment advisory services for compensation to a US State or local government entity within two years after that adviser or any of its “covered associates” has made a contribution to a candidate for office to such a US State or local government entity that is in a position to influence the selection or retention of the investment adviser for its advisory services.

All political contributions relating to an election for any office of a governmental entity or make any contribution to a US political party must first obtain prior written authorisation from the Chief Compliance Officer or his delegates.

Adopted: October 1, 1995

Amended: May 15, 1996

May 1, 1997

June 12, 1998

June 2, 1999

March 14, 2000

August 14, 2001

July 25, 2003

December 9, 2003

January 26, 2005

July 15, 2010

December 23, 2010

May 2012

May 2015

June 2016

November 2017

Schroders

Group Personal Account Dealing Policy

Global Head of Compliance

January 2018

1.

Executive Summary

This policy sets out Schroders’ principles governing personal account (‘PA’) dealing in financial instruments, including Schroders plc shares. The policy (‘PA Dealing Policy’ or ‘Policy’) should be read in conjunction with the rules and procedures (‘PA Dealing Rules’), which are attached at Appendix 1 and 2 to the Policy. The PA Dealing rules are modified in some countries as explained under ‘Scope’ below. Specific rules in relation to Schroders plc shares are attached at Appendix 2, which apply to all Staff globally including non-executive Directors of Schroders Group companies.

2.

Why is it necessary?

This policy reinforces the Group’s high standards of integrity, and provides a framework for Staff to comply with regulations on the prevention of market abuse and appropriately to avoid or manage conflicts of interest, in relation to personal investment activities.

3.

Scope

This Policy is applicable to the Group’s employees, contractors (as far as required by HR Contractor procedures) and the long term in-house Staff of outsourced service providers (herein known as “Staff”) and ‘Persons Closely Associated (“PCAs”) with Staff

PCAs are:

–

spouses, partners, minors and other dependent children/stepchildren

–

a relative who has shared the same household for the previous year (or more)

–

anyone the Staff member advises, exerts influence over, or for whose account the Staff member effects or instructs trades

–

any other person, corporate body, trust or partnership in whose trades the Staff member or their PCA has a material direct or indirect interest or has direct or indirect control. This may include other family members, for example, or trusts of which a member of Staff or their PCA is a beneficiary and/or a trustee or an adviser

The PA Dealing Rules set out in Appendix 1 also apply to all Staff globally, except in countries which have issued their own PA Dealing Rules, as set out in Section 8 of the PA Dealing Rules.

This Policy and the PA Dealing Rules do not apply to trades entered into by PCAs as part of the remuneration schemes of their own employment.

The PA Dealing Rules in relation to Schroders shares apply to all Staff globally and to non-executive Directors of Schroders Group companies as described in Appendix 2.

4.

Policy requirements

4.1

Governing Principles

As the Group’s business involves research and investment on behalf of clients, conflicts of interest and exposure to confidential or price sensitive information can often arise or be perceived to arise. These can present significant regulatory and reputational risks both for individual Staff and for the Group when Staff make personal account transactions in instruments in respect of which the Group has confidential information, is currently dealing or which it is holding for its clients. Circumstances can be ambiguous and regulators’ sanctions and publicity for PA transactions that are found not to comply with statutory or regulatory requirements or the Group’s policy can be severe and very damaging.

4.1.1

Staff must comply with the PA Dealing Rules applicable to them summarised below. In addition, Staff must not enter into personal transactions that could amount to market abuse, criminal activity, a material conflict of interest that is not mitigated or a breach of fiduciary duty.

This includes transactions which (not limited to):

–

are based on inside information;

–

involve the misuse or improper disclosure of confidential information; or

–

conflict with, or are likely to conflict with, an obligation of Schroders to a client, including the fundamental duty to act in the best interests of clients.

For further information on market abuse risks, please refer to the Global Market Abuse Policy.

4.1.2

PA dealing activities must not detract (or be seen to detract) from an individual’s responsibilities to

Schroders’ clients. Accordingly, all Staff must ensure when undertaking personal transactions for themselves or their PCAs, or when advising or influencing any PCAs of theirs that they do not:

–

deal on confidential information, or advise, encourage or influence anyone else to do so;

–

utilise knowledge of client trading for their own or another’s benefit;

–

undertake transactions that would conflict with any of Schroders’ obligations to its clients;

–

participate in excessively active trading, which may interfere or be seen to interfere with the ability to commit to employment responsibilities and may also substantially increase the risks (both regulatory and reputational) to the employee, or the Group;

–

make trades that expose them to material open-ended liabilities. This includes short selling, CFD investing, spread betting and leveraged account management without putting an appropriate stop-loss mechanism in place.

4.1.3

Staff are reminded that inside, confidential or price-sensitive information obtained as a consequence of their employment with Schroders is to be kept confidential at all times and only disclosed during the proper course of the exercise of their employment duties.

4.1.4

These principles also apply to Staff joining or leaving Schroders with regard to any knowledge of confidential information, they may have acquired prior to joining Schroders or during their time with Schroders.

4.2.

Summary of Requirements

4.2.1

Staff and their PCAs must comply with the PA Dealing Policy and the supporting PA Dealing Rules relevant to them in relation to purchases and sales of securities and certain other investment transactions as specified in the PA Dealing Rules relevant to them (for example, for the UK, as set out in the table in Section 6 of those Rules). Those Rules explain whether the proposed transaction is permissible, if it requires pre-clearance or post-trade reporting or both. Dealing in some financial instruments is prohibited.

4.2.2

Pre-clearance is required for most purchases and sales and is always required for dealings in Schroders plc shares. Reasons why clearance may not be given include:

–

The instrument is on the Stop List

–

There is recent, current or planned client trading in the instrument

–

The Group holds more than 10 per cent. of the capital of the stock for clients and/or itself

–

The instrument has not been held for the minimum holding period

–

For Schroders plc shares, the Group is in a Closed or Restricted Period

4.2.3

Most purchases and sales require post trade reporting (for example, for the UK, as set out in Sections 5 and 6 of the PA Dealing Rules).

4.2.4

All securities and other investments for which pre-clearance or post trade reporting is required must be held for a minimum of 60 days (or one year in the case of Schroders plc shares acquired other than through remuneration awards). Short term trading is discouraged in all instruments.

4.2.5

Hedging of remuneration awards that reflect deferred compensation in shares or funds under the Group’s Deferred Award Plan, Equity Compensation Plan, Equity Incentive Plan or Long-Term Incentive Plan is prohibited during the deferral and/or holding period for those awards (excluding currency hedging, which is permitted).

4.2.3

All Staff must:

–

review and understand the provisions of this Policy and, if they wish to undertake personal account investment transactions, the applicable PA Dealing Rules

–

obtain any pre-clearance required under the PA Dealing Rules through the automated system (‘My Compliance’) before under-taking any transactions

–

provide to persons involved in the PA Dealing process all relevant requested information on a timely basis

–

report immediately to Compliance any breach or suspected breach of the PA Dealing Policy or applicable PA Dealing Rules as soon as the Staff member becomes aware of such circumstance

If in doubt, speak to Compliance.

4.3.

Exemptions and Derogations

4.3.1

Dividend Reinvestment Plans

This Policy does not apply to dividend reinvestment plans (other than in relation to Schroders plc – see Appendix 2), scrip issues, scrip dividends, tender offers, taking up rights issues (although permission is required to sell rights) and other corporate actions that do not involve discretion at the time of the transaction

4.3.2

Discretionary Managed Accounts

Arrangements under which full discretion is formally delegated by a member of Staff or their PCAs to a third party investment manager must be declared in My Compliance. Transactions by the discretionary investment manager are not subject to the dealing restrictions of this Policy other than in relation to Schroders plc shares – see Appendix 2 Section 5 for further details.

4.3.3

Regular Savings/Investment/Trading Plans

This section relates to securities which are subject to pre-clearance and/or post trade reporting in this policy.

When setting up a regular savings plan or other similar investment/trading plans where successive personal transactions are carried out on behalf of a member of Staff in accordance with prior instructions given by that Staff member, the first transaction must be pre-cleared/reported in My Compliance as per the requirements listed in Section 6 of Appendix 1. Subsequent transactions do not require pre-clearance. Reporting of subsequent transactions is required for Directors of Schroders Plc and their PCAs in relation to Schroders plc shares (see Section 6 in Appendix 2) and for Access Persons in their  Quarterly  and  Annual transactions/ holdings reporting (see Section 4.5 in Appendix 1) [but not for other Staff].

Changes to a regular savings plan are also subject to the pre-clearance and/or post trade reporting (of the first subsequent transaction) requirements. Compliance may also periodically request confirmation that the plan has not changed. The termination or withdrawal of the above Staff member instructions, provided that any financial instruments which had previously been acquired pursuant to the instructions are not disposed of at the same time as the instructions terminate or are withdrawn, do not require pre-clearance. For changes to regular saving plans or other similar investment/trading plan instructions involving Schroders plc shares, please refer to Section 6 in Appendix 2.

4.3.4

Derogations

Staff may request a derogation if the PCA manages their financial affairs wholly independently of, and without any knowledge or influence of, the member of Staff. Compliance will assess individual circumstances, including, if applicable, the compliance process the PCA is subject to in their own employment, and the appropriate certification of independence of the management of their financial affairs.

Staff should discuss other requests for derogations with their Head of Compliance. The Global Head of Compliance will document any derogation that Compliance agrees to give. Such derogations can be ongoing or limited to specific transactions – but are only likely to be granted in exceptional circumstances.

Any derogation request in respect of Schroders plc shares should be discussed with Corporate Secretariat.

4.4.

Non-Compliance

Staff and their PCAs should regularly review their own trading to ensure that they have acted in compliance with the provision of this Policy. To the extent that a member of Staff determines that they or a PCA of theirs has executed a transaction not in compliance with this Policy, they have an obligation to report the violation to the relevant Head of Compliance.

Personal trades are subject to post-trade monitoring, irrespective of value and Staff risk level, which could result in retrospective action being taken, if there is evidence of non-compliance with the governing principles of this Policy, even if the request was approved in the ‘My Compliance’ system.

Depending on the circumstances, non-compliance with the Policy and/or the PA Dealing Rules may be treated as a serious disciplinary matter and may potentially result in a breach of an individual’s legal obligations.

In the event that any Staff or their PCA are found to have breached the Policy and/or the PA Dealing Rules, including the governing principles, Schroders reserves the right to:

–

insist that the member of Staff or PCA closes out the position at their own cost

–

pay any profits to charity

–

escalate to management, for consideration as part of supervision and compensation discussions

–

take further sanctions, up to and including dismissal of Staff and/or the reporting of the situation to the relevant regulatory body

5.

Ownership and document approval

Ownership

Policy owner	Global Head of Compliance
Department	Compliance

6.

Disclaimer

This policy has been prepared for internal use by the Schroder Group. Its application to the Schroder Group’s activities and businesses may be subject to exceptions and derogations, either on a general or an individual basis, and may vary depending on the business and country. It is also subject to change and revision at any time. Where the Schroder Group has provided a copy of the policy to external third parties, no warranty or representation is given that the policy will be complied with in any particular case. The contents of the policy are strictly confidential and should not be passed onto third parties or otherwise communicated or published in any way whatsoever without the prior written consent of the Schroder Group.

Schroders

Group Personal Account Dealing Policy Appendices

January 2018

Contents

Appendix 1 Personal Account Dealing Rules

1

1.

Application

1

2.

Pre-Clearance Requirements – All Staff

1

2.1

Staff Risk Levels

1

2.2

Use of ‘My Compliance’ system

1

2.3

Pre-clearance for Financial Instruments other than Schroders plc shares and

Schroder Investment Trusts

1

2.4

Schroders plc

1

2.5

Schroders Closed Ended Funds

2

2.6

Schroders Open Ended Funds

2

2.7

Non-Schroder Open Ended funds

2

3.

Dealing Restrictions – All Staff

2

3.1

Stop List

2

3.2

Dealing in Schroders plc shares

2

3.3

Where the Group holds more than 10 per cent.

2

3.4

Minimum Holding Period

2

3.5

Pending Client Orders

3

3.6

Proximity to Client Trades

3

3.7

Remuneration Awards – Hedging

3

3.8

Clearance period and lapsed approvals.

3

4.

Additional restrictions for Higher Risk Staff

4

4.1

Pending Client Orders (Investment Staff)

4

4.2

Trades in own Investment Universe (Investment Staff)

4

4.3

Trades in own managed funds (Investment Staff)

4

4.4

Access Persons

4

5.

Post Trade Reporting

5

5.1

Reporting to Compliance

5

5.2

Reporting of PA Dealing to Management

5

6.

Permissible Investments

6

7.

Applicable Accounts

11

8.

Local PA Dealing Rules

11

Appendix 2 Personal Account Dealing Rules in relation to Schroders Shares

12

1.

Application

12

2.

Prohibited Periods

12

3.

Transactions

13

4.

Unrestricted Actions

14

5.

Persons Closely Associated (‘PCAs’) and Investment Managers

14

6.

Notification of Transactions

15

7.

What this means in practice

15

Schedule 1

17

Notification Template

17

Summary of dealing restrictions in Schroders plc shares for plc Directors and theirPCA18

Appendix 1

Personal Account Dealing Rules

1.

Application

The PA Dealing Rules apply to all Staff and their PCAs to whom the Policy applies, as defined in that policy, in the UK and globally, except in countries which have issued their own PA Dealing Rules, as set out in Section 8. Guidance on the account types to which these Rules are applicable is set out in Section 7.

If you have been advised by Compliance that you are an ‘Access Person’ associated with our SEC regulated entities (currently SIMNA Ltd and our SEC regulated US based entities) and so subject to the US Code of Ethics policy, additional reporting requirements will apply as set out in Section 4.4 below.

2.

Pre-Clearance Requirements – All Staff

2.1

Staff Risk Levels

Staff are divided into two categories for the purposes of the PA Dealing Rules based on the potential risk associated with their roles. Some Staff are more likely to have access to non-public price sensitive information and/or to client trading information and/or may undertake roles that may be more likely to create an actual or perceived conflict of interest.

More restrictive rules are applied to the following Staff (‘Higher Risk Staff’):

–

GMC members

–

Investment Staff

–

Compliance Staff

–

Investment Risk Staff

–

All other ‘Access Persons’ associated with our SEC regulated entities

If you are a Higher Risk Staff member, additional restrictions apply as set out in Section 4.

2.2

Use of ‘My Compliance’ system

All Staff are required to obtain pre-clearance through ‘My Compliance’, except where agreed otherwise with the local Head of Compliance.

My Compliance will process all trade requests and provide staff with a decision. My Compliance will not normally, and Compliance reserve the right not to, give the reason for any denial of clearance, as providing an explanation could reveal confidential or price sensitive information.

2.3

Pre-clearance for Financial Instruments other than Schroders plc shares and Schroder Investment Trusts

Pre-clearance must be obtained from Compliance through My Compliance for all transactions, irrespective of size, in securities and other instruments for which pre-approval is required as set out in the table in Section 6.

Any limit on the order or stop-loss arrangement must be notified to Compliance via My Compliance at the time of requesting trade approval.

2.4

Schroders plc

For all transactions in Schroders plc shares, irrespective of size, pre-clearance is required from Corporate Secretariat through My Compliance in accordance with the PA Dealing Rules in relation to Schroders shares (see Appendix 2).

For Directors of Schroders plc or other cases requiring special clearance, the request will be routed to the Company Secretary to obtain the relevant approval or to carry out additional checks. If you have any doubts how a potential transaction should be treated please contact Corporate Secretariat before you or your PCA undertake any transaction.

All trades in Schroders plc shares need to be notified within 2 business days of executing the trade.

2.5

Schroders Closed Ended Funds

Pre-clearance through My Compliance is required for transactions in Schroder managed listed investment trusts. Additional clearance is required from the Investment Trust Company Secretary (which is sought via My Compliance) and Closed Periods apply to relevant members of Staff.

2.6

Schroders Open Ended Funds

No pre-clearance is required for trades in Schroder open ended funds except for some Investment staff (see 4.4), but all transactions need to be reported via My Compliance within 5 business days of execution.

2.7

Non-Schroder Open Ended funds

Investment in non-Schroder open ended funds which are authorised for distribution to the public in the Staff member’s country do not require pre-clearance or reporting, whether held within a tax wrapper (such as an ISA or pension plan) or not.

However, Access persons on trading desks subject to the US Code of Ethics are required to report holdings of and transactions in, as appropriate, all non-Schroder open ended funds as part of their initial, quarterly and annual disclosures.

3.

Dealing Restrictions – All Staff

3.1

Stop List

If securities are on the Stop List, Staff will be refused permission to deal. This is normally because one or more employees of the Group are in possession of potentially price-sensitive, confidential information.

3.2

Dealing in Schroders plc shares

Transactions in Schroders shares are prohibited during Closed Periods as well as in Restricted Periods when a staff member is an insider in relation to Schroders shares. The specific restrictions and the definition of these periods are set out in Appendix 2.

3.3

Where the Group holds more than 10 per cent.

Where Schroders holds more than 10 per cent of the issued share capital of a company, on behalf of clients or itself, staff will be refused permission to purchase equity investments. This is because regulatory and reputational risks are deemed higher, as the Group is more likely to be in possession of, or exposed to confidential information.

Exceptions to this rule are:

–

Open ended Schroder managed funds

–

Closed ended Schroder managed investment trusts

–

If pre-emption rights are compromised, e.g. in the case of public rights issues, in which case Compliance should be consulted

Disposal of such an investment is permitted. However, staff (in particular Investment staff, with knowledge of, or dealings with, the company or its senior management) should take great care in timing these disposals in accordance with the governing principles of the Policy.

3.4

Minimum Holding Period

Staff should not engage in personal account dealing activity for short-term speculative purposes. Permissible Investments (listed in Section 6 of this Appendix), irrespective of whether they require pre-clearance or reporting, must be held for a minimum of 60 calendar days. The only exception is for money market funds, for which the 60 day holding period does not apply. Please refer to Section 6 of this Appendix for details.

The use of Stop Loss limits within the 60 day period is permitted if the details are disclosed at the time of the pre-clearance request.

Other derogations may be exceptionally agreed with Compliance (e.g. in cases of personal hardship).

Schroders plc shares purchased in the market (rather than forming part of a remuneration award) are subject to a one-year holding period.

3.5

Pending Client Orders

Checks will be made in My Compliance as to whether there are any pending client orders. Factors which are taken into consideration within My Compliance in responding to a pre-clearance request include:

–

The size of the trade request (and the cumulative value of other trades in the investment in the prior 60 days)

–

Whether the trade request relates to a ‘Small Cap’ stock (typically market capitalisation of £2 billion or less)

–

Whether the staff member is ‘Higher Risk’

Executed transactions are also subject to post-trade monitoring against client trading activity and explanations may be requested from Staff in relevant cases of correlation

3.6

Proximity to Client Trades

Buying or selling financial instruments up to 5 business days after client trades is generally restricted. Determining factors include:

–

Whether the instrument is within the Investment Universe (see 4.1 below) of an Investment employee

–

The size of the personal trade request (and the cumulative value of other trades in the investment in the prior 60 days)

This is because regulatory and reputational risks regarding conflicts of interest are higher when PA dealing is undertaken in close proximity to dealing on behalf of clients.

Buying or selling financial instruments up to 5 business days before client trades is prohibited where the employee has knowledge of the Group’s intention to trade on behalf of a client and such trading may have an impact on the price of the instruments, even where approval through My Compliance is received. This may be subject to post-trade compliance monitoring.

3.7

Remuneration Awards – Hedging

Personal hedging is prohibited for remuneration awards that reflect deferred compensation in shares, or equivalent during the deferral and/or holding period for those awards. This includes Share or Fund Awards that employees receive as part of their performance-based remuneration under our Deferred Award Plan, Equity Compensation Plan, Equity Incentive Plan or Long-Term Incentive Plan.

Any use of financial products to protect against or limit the risk associated with deferred remuneration awards is prohibited. This includes short sales, puts, calls or other types of financial instruments (including but not limited to variable forwards contracts, and collars) which are based on the value of Schroders shares, funds, or other securities granted to, or held directly or indirectly by such employee as part of their performance-based remuneration.

Hedging of any currency risk that may be associated with a Share or Fund Award or other employee compensation is permitted.

If an employee breaches this rule, they may be liable to forfeit all or part of their restricted or unvested awards.

3.8

Clearance period and lapsed approvals.

After pre-clearance has been received from My Compliance, it will be valid until market close on the following business day (where market refers to the exchange(s) that the security is traded on) unless otherwise stated, and PA dealing may only take place in that timeframe (except, for example, in the case of applications for IPOs, where clearance will apply until allocation).

Unexecuted trade approvals should be retracted by the Staff member in My Compliance at the earliest opportunity.

4.

Additional restrictions for Higher Risk Staff

In addition to the requirements in Sections 2 and 3, the following rules are also applicable to Higher Risk Staff:

4.1

Pending Client Orders (Investment Staff)

Restrictions set within My Compliance are greater for Higher Risk staff on approving the buying or selling of financial instruments where the instrument is pending client order execution. In addition to the factors in 3.5, the decision will also take into consideration whether the instrument is within the investment universe of an Investment employee.

4.2

Trades in own Investment Universe (Investment Staff)

Investment Staff are required to inform Compliance via the My Compliance system when a trade request is within their own Investment Universe, irrespective of the size of the request.

Investment Universe includes investments in relation to which the individual or others on the same desk have undertaken research or analysis on the security or issuer as part of that desk’s coverage, whether or not it has been held in a client portfolio, in the last 12 months; or in the case of dealers, within the dealing desk’s scope of responsibility.

4.3

Trades in own managed funds (Investment Staff)

Investment Staff are required to inform Compliance via the My Compliance system when a trade request is in a fund managed by their desk, irrespective of the size of the request.

Proposed trades exceeding £20,000 in the above are subject to review by Compliance.

4.4

Access Persons

If you have been advised by Compliance that you are an ‘Access Person’ associated with our SEC regulated entities (currently SIMNA Ltd and our SEC regulated US based entities) and hence subject to the US Code of Ethics policy, the following additional requirements will apply:

Pre-Clearance

In addition to Group policy requirements for all employees (see Section 6 of this appendix), dealing in Index tracking Exchange Traded Funds (ETFs) also requires pre-clearance in My Compliance.

Covered Accounts

A “Covered Account” under the Code of Ethics requirements is an account in which Permissible Investments (as set out in Section 6) are owned by you or any of your PCAs.

Trade Reporting Requirements

In addition to the post-trade reporting as set out in Section 5, Access Persons are also required to report

–

Access Persons on trading desks only: non-Schroder Open Ended Funds, authorised for distribution to the public in the Staff member’s country (UCITS funds in Europe) within five business days; and

–

Subsequent transactions in regular savings plans for which the initial transaction has been pre-cleared require reporting in the Quarterly Reports (see below).

The reporting obligation may be discharged by arranging with their brokers/agents to report the transaction via an established automated feed into My Compliance.

Initial Declaration

No later than 10 days after being advised that they are subject to the Code, each Access Person must report each Permissible Investment they own in My Compliance or if agreed with Compliance, provide a list of their investments (as defined below).

The information provided, which must be current as of a date no more than 45 days prior to the date such person became an Access Person, must include the title of the security, at least one of exchange ticker symbol, ISIN, CUSIP or Sedol and number of shares owned (for equities), or principal amount (for debt securities). The

Access Person must also provide information regarding the name of the broker, dealer or bank with whom the employee maintains an account in which any securities are held for the direct or indirect benefit of the employee, and set these accounts up in My Compliance.

Quarterly Reports

No later than 30 days after the end of each calendar quarter, each Access Person must confirm that all transactions in Permissible Investments, including for the avoidance of doubt Schroder Funds and Reportable Funds for which pre-clearance was not required, in the quarter have been reported in My Compliance and make any additions/amendments in the system as necessary. Access Persons are required to confirmation of these transactions through an attestation in My Compliance.

Annual Reports

Within 45 days after the end of the calendar year, each Access Person must confirm all holdings in Permissible Investments for their covered accounts as at 31 December in My Compliance. Access Persons are required to confirmation of these transactions through an attestation in My Compliance.

5.

Post Trade Reporting

5.1

Reporting to Compliance

Post-trade reporting to Compliance is required for:

–

All trades for which pre-clearance is required

–

Schroder open ended funds

–

ETFs and derivatives not required to be pre-cleared

–

Government bonds

–

Unquoted shares, Enterprise Investment Schemes

Once a trade is executed, the individual must confirm the trade details in the My Compliance system within 5 business days (2 business days for Schroders plc shares see Appendix 2). Compliance recommends that you arrange for your broker or platform to provide this directly to Compliance via a feed. If you have an account with a broker which provides an automated feed (see the list of automated brokers in My Compliance) you can and are strongly advised to contact Compliance regarding setting up automated feeds which will execute the reporting on those accounts on your behalf.

All Schroders corporate SIPPs through Hargreaves Lansdown should be set up for automatic reporting (UK only). Any trades undertaken through the Computershare employee share plan portal will be reported automatically.

If you do not have an account with an automated broker, you are required to complete all trade reporting in My Compliance within 5 business days of the trade and at the same time provide Compliance with a paper or electronic proof of executing the transaction (e.g. contract note).

5.2

Reporting of PA Dealing to Management

The relevant Asset Class Head will be notified at the time of clearance of requests by relevant Investment staff that exceed £25,000 if:

–

The instrument is within the Investment Staff member’s eligible Investment Universe; or

–

The instrument is a fund managed by an individual’s own Investment desk.

In addition, all Staff and their PCAs are regarded as consenting to ongoing reporting of transactions to senior management when they submit their pre-clearance requests or report trades.

This reporting may be exceptional or routine, and refer to pre-clearance requests, PA dealing approvals, reporting or trades executed.

6.

Permissible Investments

Financial instrument (including new issues)	Permissible (subject to clearance where required)?	Pre-clearance required – all transactions required to be checked against Stop List and, where applicable, the 10% Shareholding List and related requirements	Post trade reporting by broker, Staff member or PCA to Compliance required within 5 business days	Required holding period of 60 calendar days (but frequent trading discouraged for all instruments)
Shares (including ADRs, GDRs and transferable rights)	Yes	Yes	Yes	Yes
Private equity[1]	Yes	Yes	Yes	Yes
Other unquoted shares	Yes	No	Yes	Yes
Crowd funding – Non-investment based and loan-based[2]	Yes	No	No	Yes
Crowd funding – investment based (shares and debentures)[3]	Yes	Yes	Yes	Yes
Initial Public Offerings (IPOs)	Yes	Yes	Yes	Yes

[1]Private equity" in this context means investments or special purpose vehicles arranged by private equity firms or financial advisers that are not publicly traded.
[2]Non-investment based Crowd funding includes a) donation-based crowdfunding (people give money to enterprises or organisations they want to support pre-payment) and b) rewards-based crowdfunding (people give money in return for a reward, service or product such as concert tickets, an innovative product, or a computer game). Loan-based crowdfunding, also known as 'peer-to-peer lending', is where consumers lend money in return for interest payments and a repayment of capital over time.
[3]Investment-based crowd funding, where the investment is directly or indirectly in new or established businesses by buying investments such as shares or debentures. Depending on the nature of the investment, the pre-clearance and reporting requirement will be assessed by Compliance on a case-by-case basis.

Financial instrument (including new issues)	Permissible (subject to clearance where required)?	Pre-clearance required – all transactions required to be checked against Stop List and, where applicable, the 10% Shareholding List and related requirements	Post trade reporting by broker, Staff member or PCA to Compliance required within 5 business days	Required holding period of 60 calendar days (but frequent trading discouraged for all instruments)
Non-discretionary dividend reinvestment transactions and corporate action elections for which formal public documents are issued[4]	Yes	No	No	Yes
Schroders plc shares See Appendix 2	Yes	Yes	Yes (reporting required within 2 days)	Yes (minimum one year)
Hedging remuneration awards	No (with the exception of currency)	N/A	N/A	N/A
Hedging – any other type – see the relevant security in this table for their respective rules	Yes	N/A	N/A	N/A
Government or Supra-national Bond	Yes	No	Yes	Yes
Corporate Bond	Yes	Yes	Yes	Yes
Convertible Bond	Yes	Yes	Yes	Yes

[4]This includes dividend reinvestment plans, scrip issues, scrip dividends, tender offers, taking up rights issues (although permission is required to sell rights).

Financial instrument (including new issues)	Permissible (subject to clearance where required)?	Pre-clearance required – all transactions required to be checked against Stop List and, where applicable, the 10% Shareholding List and related requirements	Post trade reporting by broker, Staff member or PCA to Compliance required within 5 business days	Required holding period of 60 calendar days (but frequent trading discouraged for all instruments)
Structured Notes	Yes	Yes	Yes	Yes
Asset/mortgage/credit backed securities	Yes	Yes	Yes	Yes
Non-Schroder Open Ended Funds, authorised for distribution to the public in the Staff member's country (UCITS funds in Europe), excluding exchange traded funds	Yes	No	No (Post trade reporting within 5 business days required for Access Persons on trading desks)	Yes
Index tracking Exchange Traded Funds (ETFs)	Yes	No (Pre-clearance required for Access Persons)	Yes	Yes
Other non-Schroder Open Ended Funds	Yes	No	Yes	Yes
Non-Index tracking ETFs	Yes	Yes	Yes	Yes
Enterprise Investment Schemes (UK only)	Yes	No	Yes	Yes
Schroder Open Ended Funds	Yes	No	Yes	Yes

Financial instrument (including new issues)	Permissible (subject to clearance where required)?	Pre-clearance required – all transactions required to be checked against Stop List and, where applicable, the 10% Shareholding List and related requirements	Post trade reporting by broker, Staff member or PCA to Compliance required within 5 business days	Required holding period of 60 calendar days (but frequent trading discouraged for all instruments)
Schroder Money Market Funds	Yes	No	No	No
Non-Schroder Closed Ended Funds (e.g. UK Investment Trusts and VCTs)	Yes	Yes	Yes	Yes
Schroder Closed Ended Funds (UK Investment Trusts)	Yes	Yes	Yes	Yes
Derivatives linked to major market indices	Yes	No	Yes	Yes
Options (call/put)	Yes	Yes	Yes	Yes (except for hedging)
Writing Uncovered Options (incl. options on currency and on interest rate)	No	N/A	N/A	N/A
Writing Covered Options (incl. options on currency and on interest rate)	Yes	Yes	Yes	Yes (except for hedging)
Futures (buying/selling)	Yes	Yes	Yes	Yes (except for hedging)

Financial instrument (including new issues)	Permissible (subject to clearance where required)?	Pre-clearance required – all transactions required to be checked against Stop List and, where applicable, the 10% Shareholding List and related requirements	Post trade reporting by broker, Staff member or PCA to Compliance required within 5 business days	Required holding period of 60 calendar days (but frequent trading discouraged for all instruments)
Swaps (Equity, Credit, Interest Rate, Currency)	No	N/A	N/A	N/A
Contract for Differences linked to a security, commodity or other financial instrument	Yes (only with stop loss limit)	Yes	Yes	Yes
Forward Interest Rate Agreements	No[5]	N/A	N/A	N/A
Warrants	Yes	Yes	Yes	Yes
Spot and Forward FX[6], Gold and financial investments referencing gold	Yes	No	No	No
Spread bets linked to FX or electronic currency	Yes	No	No	No
Financial investments referencing other physical commodities	Yes	Yes	Yes	Yes

[5] For hedging, please contact Compliance.
[6] These include electronic currencies such as bitcoin.

7.

Applicable Accounts

Account type	Applicable/Not Applicable under these rules	Additional considerations
Any execution only or advisory accounts (including spread-betting accounts)	Applicable	Includes any accounts where the Schroders Staff member or their PCAs have any discretion in managing their financial affairs
ISAs including Junior ISAs (UK only)	Applicable	Includes any accounts where the Schroders Staff member or their PCAs have any discretion in managing their financial affairs
Schroders Corporate Hargreaves Lansdown (HL) SIPP (UK only)	Applicable	All HL SIPPs are required to be set up for automatic reporting through HL.
Any other SIPPs (UK only)	Applicable
Trusts in respect of which a member of Staff is a beneficiary, and/or a trustee or an adviser	Applicable
Schroders Corporate pensions, Defined Contribution and Defined Benefit pension schemes and any other pension schemes (excluding the above)	Not Applicable
Discretionary managed accounts (accounts where full discretion has been given to a third party to manage)	Not Applicable if declared

All Discretionary managed accounts need to be declared in My Compliance. If the accounts are not declared, they are considered to be covered by the policy in full. Including pre-clearance and reporting of all relevant investments.

ECP Fund awards or other forms of deferred compensation with the exception of awards or options over Schroder shares	Not Applicable

8.

Local PA Dealing Rules

Local rules apply instead of, or in addition to, these PA Dealing Rules, as set out in the local rules, to Staff in:

–

‘Access Persons’ subject to US Code of Ethics (in the UK associated with SIMNA Limited)

–

Australia

–

Brazil

–

Hong Kong

–

Indonesia

–

Japan

–

Korea

–

Singapore

–

Switzerland

–

Taiwan

–

United States of America

–

Wealth Management

Appendix 2

Personal Account Dealing Rules in relation to Schroders Shares

1.

Application

The rules apply to transactions in Schroders shares for all Staff, and their Persons Closely Associated (‘PCAs’) globally. For the purpose of the ‘PA Dealing Rules in relation to Schroders shares’, “Staff” includes non-executive Directors of Schroders Group companies

Specific rules applicable to Directors of Schroders plc and their PCAs are also set out in sections 5 and 6. A summary of the scope of these rules is included on page 26.

The following restrictions apply to all Staff:

–

Pre-clearance must be obtained via My Compliance in advance of all dealings in Schroders shares (i.e. to buy, sell, lend or enter into any arrangement linked to the value of Schroders shares)

–

All transactions are prohibited during Closed Periods

–

If you are on an insider list, pre-clearance will not be given during the relevant Restricted Period

–

Whether or not you have pre-clearance, you must not deal if you have any inside information

–

You cannot deal on short term considerations (the minimum holding period for Schroders shares is one year)

–

You must keep confidential the fact that you are intending to deal or that you have applied for pre-clearance, and, if it is refused, that this was the case

–

Dealings relating to options in Schroders shares such as traded options, contracts for difference, spread betting and short selling are prohibited

Notwithstanding the above restrictions, where a transaction is being undertaken on your or your PCA’s account during an open period under a discretionary arrangement with a third party investment manager that has been declared in My Compliance, or where you are the potential beneficiary of a discretionary trust, then pre-clearance is not required to be obtained. However, the notification requirements in section 6 must be adhered to.

If you are in doubt whether a proposed transaction in Schroders shares constitutes insider dealing or market abuse or about any aspect of these rules as they apply to Schroders plc shares, you should contact Corporate Secretariat (on +44 (0) 20 7658 5807 or +44 (0) 20 7658 6942) before undertaking any transaction.

If you think you or your PCA may be in breach of these rules at any time please notify Corporate Secretariat before taking any other action.

2.

Prohibited Periods

Closed Periods and Restricted Periods are Prohibited Periods. You may not transact in Schroders shares during Closed Periods or if you have been advised your name is on an insider list and you are therefore a Restricted Person and in a Restricted Period.

Closed Periods are the period of 30 days immediately before an announcement of Schroders plc's Quarterly, Half-Year or Full Year Results, or if longer, the period from the end of the financial period until the announcement of Schroders plc's Quarterly, Half-Year or Full Year Results.

Restricted Periods are any period, other than a Closed Period, when there exists inside information in relation to Schroders plc or Schroders shares. In these cases, Restricted Persons are advised of his or her name being included on an insider list and the obligations and restrictions imposed upon them.

3.

Transactions

During a Closed Period, Staff, their PCAs and their discretionary investment managers must not conduct any transactions for the account of the Staff member or any of their PCAs, directly or indirectly, relating to Schroders plc shares or debt instruments or to derivatives or other financial instruments linked to them. Staff and their PCAs must not also conduct any transactions for the account of a third party.

Transactions outside of a Closed Period which require pre-clearance and are notifiable to the Company include the following:

–

any acquisition (including the exercise of any option under the Equity Compensation Plan, Equity Incentive Plan, Long Term Incentive Plan and Restricted Growth Share Plan (Share-Based Deferred Awards)) or disposal, or agreement to acquire or dispose, of Schroders shares whether through a recognised stock exchange or by private off-market dealings;

–

any acquisition or disposal in an investment fund or unit trust containing Schroders shares where the value of Schroders shares constitutes greater than 20 per cent. of the fund or trust’s value;

–

transactions in Schroders shares executed by a third party under an individual portfolio or asset management mandate on behalf of or for the benefit of the Staff member. This does not include discretionary arrangements with third party investment managers notified in My Compliance;

–

entering into a contract (including a contract for difference and spread betting) the purpose of which is to secure a profit or avoid a loss by reference to fluctuations in the price of Schroders shares;

–

the grant, acceptance, acquisition, disposal, exercise or discharge of any option, other than an option under the Share-Based Deferred Awards, (whether for the call, or put or both) to acquire or dispose of any Schroders shares;

–

entering into or terminating, assigning or novating any stock lending agreement in respect of Schroders shares;

–

using as security, or otherwise granting a charge, lien or other encumbrance over Schroders shares;

–

any transaction, including a transfer for nil consideration, or the exercise of any power or discretion effecting a change of ownership of a beneficial interest in Schroders shares;

–

any other right or obligation, present or future, conditional or unconditional, to acquire or dispose of any Schroders shares;

–

investment into an ISA or divestment from an ISA where Schroders shares will be acquired through the ISA or disposed of through the ISA (including any acquisitions or disposals of Schroders shares through a 'self-select' ISA) where a Staff member retains control of the investment decisions;

–

Dealings by Staff acting as sole trustee of a trust or acting as trustee on their own account; and

–

Gifts and donations made or received, and inheritance received, in the form of Schroders shares.

This list is not exhaustive. Should you be in any doubt as to how a particular transaction should be treated, you should contact Corporate Secretariat before undertaking any such transaction.

4.

Unrestricted Actions

Transactions for which no clearance or notification is required are set out as follows:

–

dealings where the beneficial interest in Schroders shares does not change;

–

transfers of shares into a savings scheme investing in Schroders shares following the release of shares from the SIP;

–

with the exception of a disposal of Schroders shares received as a participant, dealings in connection with the SIP;

–

the cancellation or surrender of an option under a Share-Based Award Scheme;

–

transfers of Schroders shares already held by means of a matched sale and purchase into a saving scheme or into a pension scheme in which the Staff member is a participant or beneficiary;

–

an investment in a scheme or arrangement (other than where the investment in Schroders shares constitutes greater than 20 per cent. of the arrangement’s value) and where the assets of the scheme or arrangement are invested at the discretion of an independent third party;

–

dealings in the units of an authorised unit trust or in shares in an open-ended investment company which holds Schroders shares (other than where the investment in Schroders shares constitutes greater than

20 per cent. of the arrangement’s value).

5.

Persons Closely Associated (‘PCAs’) and Investment Managers

During any Closed Period, a Staff member must seek to prohibit any dealings in Schroders shares by or on behalf of a PCA or by an investment manager on his or her behalf or on behalf of a PCA where he or she or any PCA has funds under management with that investment fund manager, whether or not discretionary (except for transfers of shares into a savings scheme investing in Schroders shares following the release of shares from the SIP, purchases made in connection with the SIP or the re-investment of dividends under a standing instruction. Schroders plc Directors are not permitted to participate in a dividend re-investment arrangement during a Closed Period).

Staff members must advise all his or her PCAs and investment managers acting on his or her behalf:

–

of Schroders plc's Closed Periods during which they cannot deal in Schroders Shares;

–

that with the exception of discretionary arrangements, clearance to deal in Schroders shares is required prior to all transactions; and

–

that the investment manager or PCA must advise Corporate Secretariat or the staff member immediately after they have dealt in Schroders shares.

Staff members should not alert their PCAs or investment managers of Restricted Periods which are determined by the Staff member’s access to Inside Information.

Staff members must take reasonable steps to prevent any dealings in Schroders shares by or on behalf of any PCA on considerations of a short term nature.

6.

Notification of Transactions

Once a trade is executed, Staff must confirm the trade details in the My Compliance system within two business days. Any trades undertaken through the Computershare employee share plan portal will be reported automatically.

For Directors of Schroders plc and their PCAs, once a notifiable transaction is executed, they must confirm the transaction details to the Group Company Secretary within two business days of the transaction date. The transaction details must be in the form prescribed in Schedule 1 to this Policy. On receipt of the completed form, Schroders Corporate Secretariat will make the necessary announcement and submit the form to the Financial Conduct Authority on the Director’s or PCA’s behalf.

It is also a requirement that Directors of Schroders plc notify their PCAs and investment managers in writing of these notification obligations and retain a copy of the notification letter.

A copy of the notification form in Schedule 1 is available from Schroders Corporate Secretariat.

7.

What this means in practice

Trading Plans for Schroders Shares

–

Clearance to deal is required before entering into a trading plan.

–

Staff may participate in a trading plan during a Prohibited Period provided that they entered into the trading plan in an open period. Directors of Schroders plc may not participate in a trading plan during a Prohibited Period.

–

Staff PCAs may participate in a trading plan even during a Closed Period. PCAs of Directors of Schroders plc may not participate in a trading plan during a Closed Period.

–

Changes to trading plan instructions will not be permitted by Staff or their PCAs during a Closed Period. During Restricted Periods, only employee insiders will be prevented.

–

Directors of Schroders plc will not be permitted to make changes to their trading plan instructions during a Prohibited Period and their PCAs during a Closed Period.

Schroders Share Incentive Plan (SIP)

–

Staff may join the SIP during a Prohibited Period (Directors of Schroders plc and employee insiders may not)

–

Changes to SIP instructions may be given during a Prohibited Period (Directors of Schroders plc and employee insiders may not)

–

Clearance to Deal is required prior to any subsequent dealing, such as a sale of shares, in any Schroders shares acquired through the SIP. This will not be granted during a Prohibited Period

Dividend Reinvestment Plan (DRIP)

–

Staff may not join or leave the DRIP during a Prohibited Period. Directors of Schroders plc may not participate in the DRIP during a Prohibited Period

–

No changes to DRIP instructions may be given during a Prohibited Period

–

Clearance to Deal is required prior to any subsequent dealing in any Schroders shares acquired through the DRIP. This will not be granted during a Prohibited Period

Share-Based Deferred Awards (e.g. ECP, EIP and LTIP)

–

Pre-clearance is required prior to the exercise of awards

–

No exercises of awards are permitted in a Prohibited Period

–

Once an award has been exercised the rules also apply to the resultant Schroders shares

–

A deemed exercise taking effect during a Prohibited Period will be delayed until the end of the Period. Pre-clearance will be granted in respect of Schroders shares acquired by way of a deemed exercise provided it is not during a Prohibited Period

–

Provided pre-clearance has been obtained, the Employee Benefit Trust (or any other nominee) will transfer Schroders shares to beneficial owners on exercise of awards, deemed exercises or when restrictions end

–

You may cancel or surrender an award at any time without pre-clearance

Schedule 1

Notification Template

1.	Details of the Restricted Person/person closely associated with them (“PCA”)
a)	Name:
2.	Reason for the notification
a)	Position/Status:
3.	Details of the transaction(s): Section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
a)	Description of the financial instrument, type of instrument:
b)	Nature of the transaction:
c)	Price(s) and volume(s):
d)	Aggregated information
Aggregated volume:
Price:
e)	Date of the transaction:
f)	Place of the transaction:

Summary of dealing restrictions in Schroders plc shares for plc Directors and theirPCA

Clearance to deal required		Open Period	Closed Period	Restricted Period	Notification required
Plc Director (acting on own behalf)	✓	✓	✗	✗	✓
PCA (acting on own behalf)	✓	✓	✗	✓	✓
Discretionary investment manager (acting on behalf of plc Directors or PCAs)	✗	✓	✗	✓	✓
Independent trust arrangement (where plc Directors or PCAs are beneficiaries)	✗	✓	✗	✓	✓
Dividend Reinvestment Plan (DRIP)[1]	✓	✓	✓	✓	✓
Share Incentive Plan (SIP)[2]	✓	✓	✓	✓	✓
Trading plans (in relation to plc Directors)[3]	✓	✓	✗	✗	✓
Trading plans (in relation to PCAs)[4]	✓	✓	✗	✓	✓
Collective Investment Vehicle/Unit Trust) (in relation to the plc Directors and PCAs)[5]	✗	✓	✓	✓	✓

Key:	✓	Dealing permitted	✗	Dealing not permitted

1Clearance to deal is required prior to any subsequent dealing in any Schroders shares acquired through the DRIP.

2Clearance to deal is required prior to any subsequent dealing, such as a sale of shares in any Schroders shares acquired through the SIP. During a closed period and restricted period, Staff may join the SIP and make changes to SIP instructions but Directors of Schroders plc maynot.

Clearance is required to permit a Director to enter into a trading plan. However, after such clearance has been given purchases of the Company’s shares under such a programme do not require clearance. Note that purchases are not permitted during a closed period and/or restricted period.

Clearance is required to permit a PCA to enter into a trading plan. However, after such clearance has been given purchases of the Company’s shares under such a programme do not require clearance. Note that purchases are not permitted during a closed period.

If the value of Schroders’ shares within this vehicle does not constitute greater than 20 per cent. then no preclearance or notification is required.

Group Personal Account Dealing Policy Appendices

Schroders

COMPLIANCE MANUAL – SCHRODER INVESTMENT NORTH AMERICA INC.

CODE OF ETHICS

TABLE OF CONTENTS

SCOPE AND PURPOSE

2

OUTSIDE DIRECTORSHIPS

3

OUTSIDE EMPLOYMENT

3

PRIVATE SECURITIES TRANSACTIONS AND TAX SHELTERS

4

INSIDER TRADING POLICY

5

MATERIALITY

5

PROCEDURES AND RESPONSIBILITIES OF ACCESS AND ASSOCIATED PERSONS

6

PENALTIES

7

SPECIAL PROVISIONS FOR TRADING IN THE SECURITIES OF SCHRODERS PLC

7

STOP LIST

7

PERSONAL SECURITIES TRANSACTIONS POLICY

8

COVERED SECURITIES

8

PRE-CLEARANCE

8

COVERED ACCOUNTS

11

MANAGED ACCOUNTS

12

OPENING A NEW COVERED ACCOUNT

13

TRADING IN SECURITIES OF COMPANIES WHERE ADVISER HOLDS SIGNIFICANT

POSITION

13

BLACK OUT PERIODS – ACCESS PERSONS ONLY

14

REPORTING REQUIREMENTS

14

GRANTING OF EXCEPTIONS

17

APPENDIX A OF THE CODE OF ETHICS – APPROVERS

19

APPENDIX B OF THE CODE OF ETHICS – DESIGNATED BROKERS

20

APPENDIX C OF THE CODE OF ETHICS – RULE SET

21

APPENDIX D OF THE CODE OF ETHICS – REPORTABLE FUNDS

22

SCOPE AND PURPOSE

This document is the Code of Ethics (the “Code”) for Schroder Investment Management North America Inc. (the “Adviser”), as required by Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”).

The purpose of the Code is to set standards of conduct that govern the activities of all personnel, to ensure that business is conducted in a manner that meets the high standards required by our fiduciary duty to clients, and in compliance with all legal and regulatory requirements to which the firm is subject.

This Code applies to all officers, directors and employees (full and part time) of the Adviser (“Access Persons”). Certain consultants to the Adviser may also be deemed as Access Persons and subject to this Code.

Sections of this Code also apply to any persons who work for the firm in a Financial Operations Principal (“FINOPs”) capacity. FINOPs are offsite persons who are associated with the firm’s affiliated broker dealer, Schroder Fund Advisors LLC (“SFA”). These individuals are deemed “Associated Persons” rather than Access Persons.

All persons employed by any subsidiary of Schroders plc (“Schroders”) other than the Adviser who, in connection with their duties, are aware of securities under consideration for purchase or sale on behalf of clients, as well as personnel who are aware of portfolio holdings of registered investment companies advised or sub-advised by the Adviser or its affiliates [as listed on Appendix D] (“Reportable Funds”), are covered by the Codes of Ethics applicable to those entities, and to the Group Policies relating to ethics and personal securities trading.

In carrying out their job responsibilities, all Access Persons or Associated Persons must, at a minimum, comply with all applicable legal requirements, including applicable securities laws. In addition, all Access Persons or Associated Persons must: maintain professional integrity and behave with ethical conduct; place the interests of clients and the integrity of the investment profession above their own personal interests; use professional judgment when engaging in all professional activities and encourage peers to do the same; behave in a manner that reflects well on themselves and Schroders; and strive to maintain and improve their professional competence and the professional competence of their peers.

Any breach by an Access Person or Associated Person of the laws, regulations and procedures outlined in the Code of Ethics will be deemed to be a violation of the terms of his or her employment with the Adviser or his or her association with SFA, and may result in disciplinary action and/or dismissal, in addition to any other penalties or liabilities resulting from such violation.

The Code imposes restrictions on personal securities transactions that are reasonably designed to prevent any conflict of interest, or the appearance of any conflict of interest, between Access Persons’ or Associated Persons’ trading for their personal accounts and securities transactions initiated or recommended for clients.

The Code also provides procedures to ensure that securities transactions undertaken by Access Persons or Associated Persons, whether for clients or for personal purposes, do not involve the misuse of material non-public information- including sensitive information relating to client portfolio holdings and transactions being considered to be undertaken on behalf of clients. Therefore, incorporated within the Code are an Insider Trading Policy and a Personal Securities Transactions Policy.

These Policies contain procedures that must be followed by all personnel pursuant to Rule 204A-1 and Rule 204-2(a)(12) under the Advisers Act, Rule 17j-1 under the Investment Company Act of 1940 (the “Investment Company Act”) and Section 204A of the Advisers Act. To the extent that associated persons of SFA are subject to the Code, it incorporates the requirements of Section 20A of the Securities Exchange Act of 1934 (the “Exchange Act”).

OUTSIDE DIRECTORSHIPS

Access Persons may not serve on the board of directors (or the equivalent) of any publicly listed or traded issuer, except with the prior written authorization of the Chief Executive Officer of the Adviser or, in his or her absence, the Chief Executive Officer. Associated Persons must receive similar written authorization from the President of SFA.

That authorization may be granted based only upon a determination that the board service would be consistent with the interests of Schroders and its clients. If permission to serve as a director is given, the issuer will be placed permanently on the Global Stop List.

Transactions in that issuer‘s securities for client and personal securities accounts may be authorized when certification has been obtained from that issuer‘s Secretary, or similar officer, that its directors are not in possession of material price sensitive information with respect to its securities.

OUTSIDE EMPLOYMENT

No Access Person or Associated Person may engage in any form of outside business relationship without first making a written request to do so and obtaining the written consent of the Adviser or  SFA, respectively.

Outside business activities must be logged on MyCompliance via the “Outside Activity” section of the MyCompliance dashboard. Once submitted, the information is routed for line manager, Human Resources, and Compliance review. The Access Person is notified through an email auto-generated from the MyCompliance system if/when their request is approved. Access Persons or Associated Persons must receive prior written approval of the Chief Compliance Officer or the General Counsel to receive a fee from any outside source for activities in the financial services or other investment related fields. For the purposes of this restriction, outside employment includes self-employment, whether in an individual capacity or through an entity in which the Access Person or Associated Person has an interest.

In addition, all Access Persons or Associated Persons are required to disclose any personal relationship which may potentially create a real or perceived conflict of interest with their responsibilities at Schroders. Such potential conflicts include, but are not limited to, situations where a child, partner or other member of the household is employed as an investment professional at a competitor or a trader at one of our potential counterparties. Any such relationships should be disclosed in MyCompliance in the “Certifications” section of the MyCompliance dashboard.

PRIVATE SECURITIES TRANSACTIONS AND TAX SHELTERS

No Access Person or Associated Person may participate in any type of private placement or tax shelter without obtaining the advance consent of their direct supervisor (for Associated Persons) and the Chief Compliance Officer. The Access Person or Associated Person must submit the information and certification specified in the Personal Securities Transaction Policy.

Only passive investments (without operational, management or promotional duties) in a private securities transaction are permitted. FINRA Rule 3280 requires that Associated Persons of SFA contemplating private securities transactions must submit a detailed request to participate to the firm, which must issue permission to proceed. This request may be submitted electronically through MyCompliance and will be routed to the designated Compliance Officer for SFA.

Exiting a private placement or tax shelter, whether by sale or redemption, does not need to be approved but the transaction must be reported to Compliance in the Access Person’s next quarterly transactions report and the next annual holding report.

Additional capital calls by a private investment vehicle that the supervisor and Compliance have already approved do not need to be pre-cleared, however a confirmation of such activity should be included in the next quarterly transaction report.

No Access Person or Associated Person who is a registered representative licensed with FINRA under the supervision of SFA may receive selling compensation in connection with a private securities transaction or tax shelter not offered through SFA. Any Access Person or Associated Person engaged in selling activity other than in connection with his or her duties as a registered representative must obtain prior permission in writing from his or her supervisor and the Chief Compliance Officer.

INSIDER TRADING POLICY

THE SCOPE AND PURPOSE OF THIS POLICY

It is a violation of United States federal law and a serious breach of the Adviser’s policies for any Access or associated person to trade in, or recommend trading in, the securities of a issuer for his/her personal gain, or on behalf of the firm or its clients, while in possession of material, non-public information (“inside information”) which may come into his/her possession either in the course of performing his/her duties, or through a breach of any duty of trust and confidence.

Such violations could subject you, the Adviser, and its affiliates, to significant civil and criminal liability, including the imposition of monetary penalties, and could also result in irreparable harm to the reputation of the Adviser. Tippees (i.e., persons who receive material, non-public information) may also be held liable if they trade or pass along such information to others.

Further, it is a violation of anti-fraud provisions of the Advisers Act for Access Persons or Associated Persons who are aware of transactions being considered for clients, or are aware of the portfolio holdings in the reportable funds to which the Adviser (or an affiliate) acts an adviser, to disclose such information to a party who has “no need to know” or to trade on such information for personal gain by, among other things, front-running or market timing.

The US Insider Trading and Securities Fraud Enforcement Act of 1988 (“ITSFEA”) requires all broker- dealers and investment advisers to establish and enforce written policies and procedures reasonably designed to prevent misuse of material, non-public information.

The provisions of ITSFEA apply both to trading while in possession of such information, and to communicating such information to others who might trade on it improperly.

MATERIALITY

Material information about transactions that the Adviser undertakes on behalf of clients is proprietary to the firm. Use of that information by Access and associated persons in personal securities dealings—or communication of the information to others with the expectation that they will trade--violates the duties that Access and associated persons owe to the Adviser and its clients.

Information that Access Persons and Associated Persons obtain through research, or through communications with issuers on behalf of the Adviser, belongs to the Adviser and may not be used in connection with personal securities transactions other than in compliance with the personal securities transactions provisions of this Code of Ethics.

Where Access Persons or Associated Persons receive information from issuers or research providers that they believe is material and non-public in the course of their duties for the Adviser, they must immediately notify the General Counsel or Chief Compliance Officer.

Information which emanates from outside an issuer, but may affect the market price of an issuer’s securities, can also be inside information. For example, material, non-public information can originate within the Adviser itself. This would include knowledge of activities or plans of an affiliate, or knowledge of securities transactions that are being considered or executed by the Adviser itself on behalf of clients.

Material, non-public information can also be obtained from knowledge about a client that a person has discovered in his/her dealings with that client. Material, non-public information pertaining to a particular issuer could also involve information about another issuer that has a material relationship to the issuer, such as a major supplier’s decision to increase its prices. Moreover, non- public information relating to portfolio holdings in a Reportable Fund should not be used to market-time or engage in other activities that are detrimental to the Reporting Fund and its shareholders.

In addition, Rule 14e-3 under the Exchange Act makes it unlawful to buy or sell securities while in possession of material information relating to a tender offer, if the person buying or selling the securities knows, or has reason to know, that the information is non-public and has been acquired, directly or indirectly, from the person making, or planning to make, the tender offer, from the target company, or from any officer, director, partner or employee or other person acting on behalf of either the bidder or the target company.

This rule prohibits not only trading, but also the communication of material, non-public information relating to a tender offer to another person in circumstances under which it is reasonably foreseeable that the communication will result in a trade by someone in possession of the material non-public information. All staff is subject to the Global Market Abuse Policy which provides further guidance on what may be regarded as abusive behaviors.

PROCEDURES AND RESPONSIBILITIES OF ACCESS AND ASSOCIATED PERSONS

Please see Compliance’s Market Abuse Policy located on the Compliance intranet page for prohibitions regarding persons who acquire material non-public information.

PENALTIES

Penalties for trading on or communicating material, non-public information are severe, both for the individuals involved in such unlawful conduct and their employers. Under the law, a person can be subject to some or all of the penalties below, even if s/he does not personally benefit from the violation. Penalties include:

1)

civil injunctions;

2)

disgorgement of profits;

3)

treble damages – fines for the Access Person or Associated Person who committed the violation, of up to 3 times the profit gained or loss avoided, whether or not the person actually benefited;

4)

fines for the employer or other controlling person of up to the greater of $1,000,000, or 3 times the profit gained or loss avoided; and

5)

imprisonment.

SPECIAL PROVISIONS FOR TRADING IN THE SECURITIES OF SCHRODERS PLC

Special restrictions apply to trading in the securities of Schroders plc because staff, by virtue of their employment, may be deemed to have inside information:

1.

Securities of Schroders plc will not be purchased for any client account without the permission of that client, and then only if permitted by applicable law.

2.

Personal securities transactions in the securities of Schroders plc are subject to blackout periods and other restrictions which are outlined in the UK Staff Dealing Rules. These can be found on the Group Compliance intranet page. A trade request must be submitted via MyCompliance and approved by the UK Corporate Secretariat prior to trading.

STOP LIST

Schroders maintains a Global Stop List that includes company securities for which one or more persons at the Adviser and its affiliates may hold price sensitive information. The Stop List locally is maintained by the US Compliance team.

PERSONAL SECURITIES TRANSACTIONS POLICY

All Access Persons are subject to the restrictions contained in this Personal Securities Transactions Policy (the “Policy”) with respect to their transactions in Covered Securities (defined below). Temporary and seconded employees may be subject to some or all provisions of the Policy, as specified.

COVERED SECURITIES: Securities, such as equities, fixed income instruments, ETFs, and derivatives of those securities, including options, are covered by this Policy. The same limitations pertain to transactions in a security related to a Covered Security, such as an option to purchase or sell a Covered Security and any security convertible into or exchangeable for a Covered Security.

Not covered by this Policy are:

•

shares in any open-end US registered investment company (mutual fund) that is not a Reportable Fund

•

shares issued by money market funds

•

shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

•

Securities which are direct obligations of the U.S. Government (i.e., Treasuries).

•

bankers’ acceptances, bank certificates of deposit, commercial paper, bitcoins, currencies, repurchase agreements and other high quality short-term debt instruments1

If this policy treats a security as not covered, you may purchase or sell it without obtaining pre-clearance and you do not have to report it. Accounts holding only securities not covered by this policy are not required to be held at a designated broker (listed in Appendix B). However, if the account has brokerage capabilities, you must still report the account.

PRE-CLEARANCE

The following section addresses how to obtain pre-clearance, when you may trade and how to establish an account.

If you fail to pre-clear a transaction in a Covered Security, you may be monetarily penalized and/or be subjected to a personal trading suspension. Violations of this Policy will be reported to the Adviser’s Executive Committee and will result in reprimands that could also affect your employment with Schroders.

1 High quality short-term debt instruments means any instrument having a maturity at issuance of less than 366 days and which is rated in one of the highest two rating categories by a Nationally Recognized Statistical Rating Organization, or which is unrated but is of comparable quality.

Pre-clearance is obtained by completing an electronic trade request which can be found on the MyCompliance dashboard. Trade requests are submitted by requesting a quantity in a security. In the event that the MyCompliance system is not working, pre-clearance can be obtained by submitting an email to the Compliance department.

Approvals can be influenced by a variety of factors, including: the sensitivity of the position of the person submitting the request, principal amount of the trade, market capitalization, and trading or investment activity in the security for the benefit of clients.

When submitting a trade request, you are assumed to be representing that you have read and agree to be bound by the Code of Ethics, including its Insider Trading Policy and Personal Securities Transaction Policy, and that the proposed transaction, to your knowledge, complies with all the rules and restrictions established within the applicable policies.

1.

Pre-clearance is valid until close of business on the same day that the pre-clearance is granted. If the transaction has not been executed within that timeframe, a new pre-clearance must be obtained.

2.

Pre-clearance for securities listed on non-US exchanges is valid until the close of business on the following business day in order to compensate for different time zones.

3.

It is Schroders’ policy to discourage excessive personal trading on the part of its Access Persons.

If you wish to purchase an initial public offering2 or securities in a private placement3, you must obtain permission from your direct supervisor (for Access Persons) and the Chief Compliance Officer. In such cases, an Access Person would submit a trade request via MyCompliance. If approved appropriate records will be maintained in writing by the Chief

Compliance Officer in accordance with Rule 17j-1(f)(2).

The Compliance Officer will not approve transactions in securities that are not publicly traded,  unless the Access Person or Associated Person provides such documents as the Compliance Department requests and the Chief Compliance Officer concludes, after consultation with one or more of the relevant Portfolio Managers, that the Adviser would have no foreseeable interest in investing in such security or any related security for the account of any Client.

2 An IPO is an offering of securities registered under the Securities Act, the issuer of which, immediately before the registration, was not subject to reporting requirements under the federal securities laws.

3 A private placement is an offering of securities that are not registered under the Securities Act because the offering qualified for an exemption from the registration provisions.

The following transactions do not require pre-clearance:

·

Transactions in an account over which the Access Person has no direct or indirect influence or control such as where investment discretion is delegated in writing to an independent fiduciary (“Managed Account” – see definition on page 14). Access Persons must provide such evidence of delegation of investment discretion as the Compliance Department requests and provide copies of account statements.

·

Transactions which are non-volitional on the part of the Access Person (e.g., receipt of securities pursuant to a stock dividend or merger, a gift or inheritance). However, the volitional sale of securities acquired in a non-volitional manner is treated as any other transaction and subject to pre-clearance. This may include where options are exercised against a call written by the Access Person or where securities are exchanged for cash or other securities as part of a business transaction.

·

Purchases of the securities of an issuer through an automatic investment plan which makes periodic purchases (or withdrawals) automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation are permitted. An automatic investment plan includes a dividend reinvestment plan (“DRIP”). Documentation concerning the plan and the standing instruction for the plan should be provided to Compliance before initiating such a plan. Any transactions in such a plan other than according to a predetermined schedule are subject to pre-clearance. Exceptions may be granted on a case by case basis by the Chief Compliance Officer.

·

The receipt or exercise of rights issued by an issuer on a pro rata basis to all holders of a class of security and the sale of such rights are permitted without pre-clearance. (This includes transactions in The Swiss Helvetia Fund during its blackout period.) However, if you buy or sell rights issued to you in a transaction with a third party, the transaction must be pre- cleared. If, to your knowledge, the Advisory Group (as that term is defined on page 14 in the “Trading in Securities of Companies Where Adviser Holds Significant Position” section) holds more than 10% of the outstanding share capital of the issuer, you must pre- clear the exercise of those rights.

·

Tender of shares already held into an offer if the tender offer is open on the same terms to all holders of the securities covered by the offer. (This includes transactions in The Swiss Helvetia Fund during its blackout period.)

·

Conversion of convertible securities or participation in exchange offers provided that the conversion or offer is available on the same terms to all holders.

·

Transactions in collective investment schemes offered by plans that qualify under Section 529 of the Internal Revenue Code. Although exempt from pre-clearance, such transactions must be reported unless the securities purchased through the plan would not independently be covered security under the Code of Ethics.

HOLDING PERIODS

Short Term Trading: All Access Persons are strongly advised against short-term trading and are prohibited from making trades that expose them to material open-ended liabilities. This includes short selling, CFD investing, spread betting and leveraged account management without putting an appropriate stop-loss mechanism in place.

Any Access Persons who appear to have established a pattern of short term trading may be subject to additional restrictions or penalties including, but not limited to, a limit or ban on future personal trading activity and a requirement to disgorge profits on short-term trades.

All Covered Securities are subject to a 60 calendar day holding period. Trades in Reportable Funds are also subject to the 60 day holding period. Securities may not be sold or bought back within 60 days after the original transaction without the permission of the Chief Compliance Officer who has exemptive authority to override the 60 day holding policy for good cause shown.

Schroders plc shares purchased in the market (rather than forming part of a remuneration award) are subject to a one-year holding period.

Non volitional exceptions:

·

The Short Term Trading Prohibition shall not pertain to the exercise of a call sold by an Access Person to cover a long position. However, although an Access Person may purchase a put to cover a long position, the exercise of such put will only be approved if the underlying security was held for the minimum required period (60 calendar days). The exercise of a covered put is subject to the same pre-clearance and reporting requirements as the underlying security.

COVERED ACCOUNTS

A Covered Account is an account in which Covered Securities are held by you, or an account in which you own a beneficial interest (except where you have no influence or control). This includes IRA accounts as well as any 401k account held from a former employer that holds a Covered Security, such as stock of the former employer or a Fund which exclusively holds such stock.

Covered Accounts are covered by this policy and are subject to the aforementioned preclearance and holding policies.

Accounts held by your spouse (including his/her IRA or 401k accounts), minor children and other members of your immediate family (children, stepchildren, grandchildren, parents, step parents, grandparents, siblings, in-laws and adoptive relationships) who share your household are also  considered Covered Accounts, as are any other accounts over which you exercise investment discretion. In addition, accounts maintained by your domestic partner (an unrelated adult with whom you share your home and contribute to each other’s support) are considered Covered Accounts under this Policy.

The Access Person will be presumed to have influence and control over any of the above-described accounts unless the Access Person obtains the written consent of the Chief Compliance officer to treat the account as not covered. If you are in any doubt as to whether an account falls within this definition of Covered Account, please see Compliance.

Covered Securities purchased through an account reported as non-covered is a breach of this Code even if the transaction was otherwise permitted. Unless prior written consent is obtained from the Chief Compliance Officer, the account will be designated as a Covered Account (defined below) and must promptly be transferred to a designated broker. If a security is covered, every Access

Person has an obligation to understand the rules that apply to pre-clearance, holding period and reporting of that security.

All US-based personnel are required to maintain their Covered Accounts at a Designated Broker as listed in Appendix B. US open-end mutual funds are not required to be held in a brokerage account - they may be held directly with the fund company or its transfer agent. To the extent that Access Persons hold Reportable Funds directly with the fund company or transfer agent, they assume the responsibility to report transactions in those funds manually in their quarterly reports and their holding in their annual report.

Persons on secondment from London or other offices may apply to Compliance for a waiver of the requirement to maintain their Covered Accounts at a US Designated Broker. As MyCompliance is a globally used system, employees wishing to trade in US securities must follow the procedures as set forth for US-based personnel unless waived by Compliance.

MANAGED ACCOUNTS

A Managed Account is an account over which the Access Person has no direct or indirect influence or control, such as where investment discretion is delegated in writing to an independent fiduciary. Managed Accounts are still considered Covered Accounts and must be reported to

Compliance. Compliance cannot approve a Managed Account until an official discretionary letter from the independent fiduciary is received which expressly states that the Access Person does not have any investment discretion. Compliance must have a discretionary letter on file for each managed account and will request an updated letter annually.

All managed accounts open after January 1, 2018 are required to be held at one of the designated brokers identified in Appendix B. If the account was open prior to January 1, 2018, it is not required to be held at a designated broker but quarterly statements must be provided to Compliance.

Since the Access Person does not have any investment discretion on Managed Accounts, transactions in these accounts are not subject to the preclearance and holding policies. However, Compliance will conduct periodic reviews to check the transactions in Managed Accounts against blackout and stop lists.

OPENING A NEW COVERED ACCOUNT

Employees must receive written approval from Compliance before opening a covered account with a broker. This rule applies to all new covered accounts, whether or not the employee already holds other approved accounts with the same broker. This rule also applies to managed accounts.

TRADING IN SECURITIES OF COMPANIES WHERE ADVISER HOLDS SIGNIFICANT POSITION

Regulatory and reputational risks are higher when Access Persons hold investments in which the Adviser and its affiliates (the “Advisory Group”) collectively have large holdings on behalf of their clients and/or themselves. For this reason, Access Persons are not permitted to purchase equity investments in which the Advisory Group holds more than 10% of the issued share capital of the company (excluding open-ended investment companies and closed ended Schroder managed investment trusts) on behalf of clients (including both pooled funds and segregated accounts) or on its own behalf, except where pre-emption rights are compromised, e.g. in the case of public rights issues, in which case Compliance approval must be obtained.

This will be checked by MyCompliance as part of the pre-clearance procedure. The sale of existing holdings in which the Advisory Group holds more than 10% of a company’s share capital may be made, subject to compliance with the rest of this policy, but personnel – in particular any Access Persons with knowledge of, or dealings with, the company or its senior management, arising from their Investment responsibilities – should exercise great care in determining the appropriate timing of such disposals having regard to their knowledge of the company’s affairs and any anticipated or potential corporate events.

BLACK OUT PERIODS – ACCESS PERSONS ONLY

•

In order to prevent Access Persons from buying or selling securities in competition with orders for clients, or from taking advantage of knowledge of securities being considered for purchase   or sale for clients,4 Access Persons may not be able to execute a trade in a Covered Security within seven calendar days after a client has traded in the same (or a related) security. Trades requested through MyCompliance will run through pre-defined rules in the system which will include checking if a trade requested was also traded in a client account and may result in the trade requested by the Access Person being denied.

•

The Swiss Helvetia Fund – During the preparation of the annual and semi-annual financial reports for The Swiss Helvetia Fund, an Access Person may not purchase or sell shares of the Fund, except pursuant to a rights offering or tender offer. This blackout period will begin on the day following the date that the fiscal year (or half-year) ends, and end on the date  when  the financial report is filed with the Securities and Exchange Commission, or is mailed to shareholders(whichever is earlier). Exceptions to this blackout period will be granted only upon the obtaining of the prior written consent of either the Chief Compliance Officer or General Counsel.

ALL OTHER ADVISORY PERSONNEL

All other persons who are aware of securities under consideration for purchase or sale on behalf of clients, as well as personnel who are aware of portfolio holdings of Reportable Funds, wherever geographically situated, are subject to their local policies and procedures relating to personal securities transactions. Records of such persons’ personal transactions will be maintained locally in accordance with Rule 204-2(a)(12) under the Advisers Act and made available to representatives of the US Securities and Exchange Commission upon request.

Temporary employees who are deemed Access Persons must comply with this Code, although such employees may not be subject to the requirement of maintaining Covered Accounts at a Designated Broker. Exemptions from the Code made for temporary employees shall be documented by Compliance.

REPORTING REQUIREMENTS

All personnel are required to report their transactions in Covered Securities in MyCompliance through various filings that are due at certain times of the year. Access Persons will receive

4 A security is “being considered for purchase or sale” when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

notification of these filings and their respective deadlines via MyCompliance. Failure to comply with these time sensitive filings will result in a violation of the Code of Ethics.

INITIAL REPORTING

No later than 10 days after joining the Adviser, each Access Person must provide Compliance with a list of each Covered Security s/he owns (as defined above). The information provided, which must be current as of a date no more that 45 days prior to the date such person became an Access Person, must include: the title of the security; the exchange ticker symbol or CUSIP; the number of shares owned (for equities); and principal amount (for debt securities).

The Access Person must also provide information on the name of the broker, dealer or bank with which the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person. The report must be signed by the Access Person and the date of submission noted. Access Persons may provide account statements in place of a written list.

Unless approved by the Chief Compliance Officer, all new Access Persons who have accounts with brokers that are not on the list of Designated Brokers (see Appendix B) will have to move their accounts within a reasonable timeframe established by Compliance upon their hire. The Chief Compliance Officer will only allow an Access Person to keep a Covered Account with a broker outside of the Designated Brokers list in extenuating circumstances.

QUARTERLY REPORTS

No later than 30 days after the end of each calendar quarter, each Access Person will provide Compliance with a report of all transactions in Covered Securities in the quarter. All information requested on the form issued via MyCompliance must be provided.

Access Persons must also report any new securities accounts established during the quarter, including the name of the broker/dealer and the date the securities account was established. If all transactions have taken place in Covered Accounts at an approved broker that provides statements to Schroders, a simple affirmation of those transactions may be provided through the electronic certification distributed by MyCompliance.

Transactions in shares of Reportable Funds must be reported, including transactions other than purchases through payroll deductions in the now combined Schroder 401(k) and Defined Contribution Plans. Only exchanges of existing positions must be reported. Payroll deductions and changes to future investment of payroll deductions do not need to be reported. All transactions in the SERP are subject to the same reporting requirements as the Schroder 401(k) plan.

Please note that capital calls on private placements do not require preclearance but should be reported on these quarterly reports.

ANNUAL REPORTS

Within 45 days after the end of the calendar year, each Access Person must report all his/her holdings in Covered Securities as at December 31, including: the title; exchange ticker symbol or CUSIP; number of shares and principal amount of each Covered Security the Access Person owns (as defined above), and the names of all securities accounts.

The report must be submitted via MyCompliance by the Access Person and the date of submission noted. Access Persons may rely on brokerage statements provided by a Designated Broker or another broker-dealer that has been approved by the Chief Compliance Officer.

The information on personal securities transactions received and recorded will be deemed to satisfy the obligations contained in Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act. Such reports may, where appropriate, contain a statement to the effect that the reporting of the transaction is not to be construed as an admission that the person has any direct or indirect beneficial interest or ownership in the security. Any such reports shall be maintained for at least five years after the end of the fiscal year in which the report was made, the first two years in an easily accessible place.

KNOWLEDGE OF THE CODE AND ANNUAL CERTIFICATION

Each Access Person is responsible for understanding the provisions of this Code. Each will certify, at least annually, that she or he has reviewed the current version of this Code and has complied with the Code.

The Chief Compliance Officer will ensure that Access Persons have access to the most current version of the Code. The Code will be maintained on the internal Compliance website at:

http://myintranet.london.schroders.com/channels/index/compliance-usa/Pages/compliance- usa.aspx

All Access Persons will receive written notification of amendments to the Code together with a copy of the revisions or directions on where a current copy can be obtained.

SELF-REPORTING OF VIOLATIONS

Access Persons and Associated Persons have an obligation to review their own trading to ensure that they have acted in compliance with the provision of this Code. To the extent that such person determines that she or he has executed a transaction not in compliance with this Code, that person has an obligation to report the violation to the Chief Compliance Officer.

Any Access Person or Associated Person who knows of, or reasonably believes there is, a violation of applicable laws or this Code of Ethics, must report that information immediately to the Firm’s Chief Compliance Officer. The reporting person may not conduct any preliminary investigations of the suspected violation unless authorized by the Firm’s Compliance Department.

Any Access Person or Associated Person who in good faith reports a possible violation of law, regulation, Firm policy, or this Code of Ethics, or any other suspected illegal or unethical behavior is protected from retaliation. Retaliation against an Access Person or Associated Person reporting a violation constitutes a violation of this Code of Ethics. Supervised Persons may also choose to report violations anonymously. For information on how to report any such circumstances anonymously, please review our Whistleblowing Policy which is located on the Compliance intranet page.

Please note that a reporting person who has violated the law or a provision of this Code will not be protected from the consequences of that violation just because they reported it.

GRANTING OF EXCEPTIONS

The Chief Compliance Officer and the General Counsel may, on a case-by-case basis, grant exceptions to any provisions under this Code for good cause. Any such exceptions and the reasons for granting them will be maintained in writing by the Chief Compliance Officer and presented to the Board of Directors of the Adviser at the next scheduled meeting.

Adopted:

October 1, 1995

Amended:

May 15, 1996

May 1, 1997

June 12, 1998

June 2, 1999

March 14, 2000

August 14, 2001

June 23, 2003

October 23, 2003

December 9, 2003

May 11, 2004

January 14, 2005

December 5, 2005

March 6, 2006

September 14, 2007

September 14, 2009

March 9, 2010

June 12, 2012

June 18, 2013

June 12, 2014

May 20, 2015

September 30, 2015

May 1, 2017

APPENDIX A OF THE CODE OF ETHICS – APPROVERS

In the event that the MyCompliance system is not accessible, the US Compliance team is authorized to pre-clear personal transactions.

Compliance email: “*US SIM - SIM NA Compliance”

Link to MyCompliance:https://schroders.starcompliance.com/Employee

APPENDIX C OF THE CODE OF ETHICS – RULE SET

Security Type	Requires Pre-clearance?	Subject to 60 day holding period
Equities	Yes	Yes
Exchange Traded Funds	Yes	Yes
Derivatives	Yes	Yes
Fixed Income securities	Yes	Yes
US Open ended Mutual Funds - (other than Reportable Funds)	No	No
Non US Open ended Mutual Funds - (Not managed by the Adviser or an affiliated adviser)	Yes	Yes
Reportable Funds and Non-US funds managed by Schroders (outside of your Schroders 401k)	No	Yes
Closed end Funds	Yes	Yes
Initial Public Offerings	Yes	Yes
Private Placements	Yes	n/a
Non-volitional dividend reinvestment transactions and corporate action elections for which formal public documents are issued	No	n/a
Schroders plc shares, purchased outside of a remuneration package	Yes	Yes, one year
Direct obligations of the US Government	No	No
Bankers acceptances, commercial paper, repurchase agreements, bitcoins, currencies	No	No
Crowdfunding & Crowdsourcing – non security based	No	No
Crowdfunding & Crowdsourcing – security based	Yes	Yes